EXHIBIT 21

List of Subsidiaries of Iowa Telecommunications Services, Inc.

Iowa Telecom Communications, Inc., an Iowa corporation

d/b/a Iowa Telecom

Iowa Telecom Technologies, LLC, an Iowa limited liability company

Iowa Telecom Data Services, L.C., an Iowa limited liability company

IT Communications, LLC, an Iowa limited liability company

d/b/a Iowa Telecom

IWA Holdings, LLC, an Iowa limited liability company

IWA Services, LLC, an Iowa limited liability company

Baker Communications, Inc., an Iowa corporation

Montezuma Mutual Telephone Company, an Iowa corporation

Bishop Communications Corporation, a Minnesota corporation

Communications Sales and Leasing, Inc., a Minnesota corporation

Lakedale Telephone Company, a Minnesota corporation

Lakedale Communications, LLC, a Minnesota limited liability company

Lakedale Link, Inc., a Minnesota corporation

Lakedale Link, LLC, a Minnesota limited liability company

Heart of the Lakes Cable Systems, Inc., a Minnesota corporation

EN-TEL Communications, LLC, a Minnesota limited liability company

IWA MN Holdings, LLC, a Minnesota limited liability company

SHAL, LLC, a Minnesota limited liability company

SHAL Networks, Inc., a Minnesota corporation

Direct Communications, LLC, a Minnesota limited liability company